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EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Sierra On-Line, Inc. on Form S-8 of our report dated May 31, 1995, appearing in the Annual Report on Form 10-K of Sierra On-Line, Inc. and subsidiaries for the year ended March 31, 1995.



DELOITTE & TOUCHE LLP



Seattle, Washington
July 20, 1995